EXHIBIT 10.4

                                Real Estate Lease


This Lease Agreement (this "Lease") is made effective as of August 15, 2000 by and between DANIEL JACK CO., ("Landlord"), and Crown Enterprises ("Tenant").

The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant office space consisting of 1,500 Square Feet. Located on Lot 21 of the Bay Tree Center office park. (The "Premises") located at 310 Waymont Ct., Suite 100, Lake Mary, FL 32746.

TERM. The lease term will begin on August 15, 2000 and will terminate on December 31, 2000. A five month term.

LEASE PAYMENTS. The payment of $2,250.00 payable in advance on the 15th day of each month, Lease payments shall be made to the Landlord at 310 Waymont Court, Suite 104, Lake Mary, Florida 32746.

LEASE PAYMENTS. Tenant shall pat a late fee equal to $100.00 for each payment that is not paid within five days after the due date for such late payment.

NON-SUFFICIENT FUNDS. Tenant shall be charged $50.00 for each check returned to Landlord for lack of sufficient funds.

SECURITY DEPOSIT. At the time of the signing of this lease, Tenant shall pay to Landlord in trust, a security deposit of $2,250.00 to be held and disbursed for Tenant damages to the Premised (if any) as provided by law.

POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of the Lease, unless otherwise agreed by both parties in writing.

USE OF PREMISES. Tenant may use the Premises only as professional office space. The premises may be used for any other purpose only with the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall notify Landlord of any anticipated extended absence from the Premises not later than the first day of the extended absence.

MAINTENANCE.  Tenant's obligation for maintenance shall include:
1.  The interior of leased space

Landlord's obligation for maintenance shall include:

     1.   the roof, outside walls, and other structural parts of the building


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     2.   the parking lot, driveways, and sidewalks
     3.   the sewer,  water pipes,  and other matters related to plumbing
     4.   the electrical wiring
     5.   the air conditioning system

ACESS BY LANDLORD TO PREMISES. Subject to Tenants consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the premises to make inspections, provide necessary services, or show the unit to prospective buyers, mortgages, tenants or workers. As provided by law, in the case of an emergency, Landlord may enter the premises without tenant's consent.

UTILITIES AND SERVICES. Tenant shall be responsible for the following utilities and services in connection with the premises:

     1.   electricity
     2.   janitorial services
     3.   telephone service
     4.   Security System

Landlord shall be responsible for the following utilities and services in connection with the premises: 1. Water and sewer 2. Garbage and trash disposal
3. Pest Control service PROPERTY INSURANCE: Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interests in the premises and property located on the premises.

LIABILITY INSURANCE: Tenant shall maintain insurance in a total aggregate sum of at least $500,000.00. Tenant shall deliver appropriate evidence to landlord as proof that adequate insurance is in force. Landlord shall have the right to require that the landlord receive notice of any termination of such insurance policies.

INDEMNITY REGARDING USE OF PREMISES. Tenant agrees to indemnify, hold harmless, and defend landlord from and against any losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which landlord may suffer or incur in connection with tenant's use of the premises.

TAXES. Personal Taxes, tenant shall pay all personal taxes and any other charges which may be levied against the premises and which are attributable to tenant's use of the premises.

MECHANICS LIENS. Neither the tenant nor anyone claiming through the tenant shall have the right to file mechanics liens or any other kind of lien on the premises and the filing of this lease constitute notice that such liens are invalid. Further, tenant agrees to give actual notice to any contractor's, subcontractors or suppliers of goods, labor, or services that such liens will not be valid, and take whatever additional steps that are necessary in order to keep the premises free off all liens resulting from constructions done by or for the tenant.


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DEFAULTS.  Tenant shall be in default of this lease,  if tenant fails to fulfill any lease obligation or term by which tenant is bound. Subject to any governing provisions of law to the contrary, if tenant fails to cure any default id provided by landlord to tenant, landlord may take possession of the premises without further notice, and without prejudicing landlords rights to damages. In the alternative, landlord may elect to cure any default and the cost of such action shall be added to tenant's financial obligations under the lease. Tenant shall pay all costs, damages, and expenses suffered by landlord by reason of tenant's defaults. All sums of money or charges required to be paid by tenant under this lease shall be additional rent, whether or not such sums or charges are designated as "additional rent".

ASSIGNABILITY/SUBLETTING. Tenant may not assign or sublease any interest in the premises, nor effect a change in the majority ownership of the tenant (from the ownership existing at the inception of this lease), without the prior written consent of the landlord, which shall not be unreasonably withheld.

NOTICE. Notices under this lease shall not be deemed valid unless given or served in writing and forwarded by mail.

ENTIRE AGREEMENT/AMENDMENT. This agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This lease may be modified or amended in writing, if the writing is signed by the party obligates under the amendment.

SEVERABILITY. If any portion of this lease shall be held to be valid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this lease is invalid or unenforceable, then such provision, it would become valid and enforceable, then be deemed written, construed, and enforced as so limited.

WAIVER. The failure of either party to enforce any provisions of this lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this lease.

CUMULATIVE RIGHTS. The rights of the parties under this lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

GOVERNING LAW. This lease shall be construed in accordance with the laws of the State of Florida .

SUBORDINATION OF LEASE. This lease is subordinate to any mortgage that now exists, or may be given later by the landlord, with respect to the premises.

INDEMNITY REGARDING USE OF PREMISES. Landlord agrees to indemnify, hold harmless, and defend tenant from and against any or all losses, claims liabilities, and expenses, including reasonable attorney fees, if any, which tenant may suffer or incur in connection with landlords misuse of the premises.



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DEFAULTS.  Landlord  shall be in default of this  lease,  if  landlord  fails to fulfill any lease obligation or term by which landlord is bound. Subject to any governing provisions of the law to the contrary. If landlord fails to cure its obligation promptly and reasonably after such written notice of such default is provided by tenant to landlord, tenant may vacate premises without further notice, and without prejudicing tenant's rights to damages, landlord shall pay all costs, damages, and expenses suffered by tenant by reason of landlords defaults.

ADDITIONAL PROVISIONS.

1. Tenant to recognize, as the landlord, and follow the Bay Tree Center Association, Inc. rules and regulations governing the association's property. The Bay Tree Center association's owner's manual is available for review at DANIEL JACK CO, office.

LANDLORD:

DANIEL JACK CO.

/s/ Daniel J. Picek           Date: 8-10-00        Witness: /s/ Margaret May
------------------------                           --------------------------
Daniel Jack Picek
President


TENANT
Crown Enterprises


/s/ Armand Dauplaise          Date: 8/9/00         witness:
--------------------------                         --------------------------
Armand Dauplaise
President


Amendments:

1. A deposit of $2,250.00 will be required less the deposit of $750.00 from the lease of 290 Waymont Court, Suite 120 will be applied to the above required lese, a net balance due of $1,500.00 at the time of this lease.

2. Transworld will leave the window treatments and refrigiator and it will be come property of the landlord, Daniel Jack Co.